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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated December 29, 2000, accompanying the financial statements of Sweetwater Financial Group, Inc. (a development stage corporation) contained in the Registration Statement (on Form S-1) and Prospectus. We consent to the use of the aforementioned report in the Registration Statement (on Form S-1) and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                                    /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
January 10, 2001